As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAGE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4486580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

Sage Therapeutics, Inc. 2014 Stock Option and Incentive Plan

(Full Title of the Plan)

Barry E. Greene

President and Chief Executive Officer

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

(Name and Address of Agent For Service)

(617) 299-8380

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Anne Marie Cook

Senior Vice President, General Counsel

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

(617) 299-8380

Stuart M. Falber, Esq.

Rosemary G. Reilly, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the Sage Therapeutics, Inc. (the “Registrant”) 2014 Stock Option and Incentive Plan, as amended (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1 by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,380,365 shares. This Registration Statement registers these additional 2,380,365 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which a registration statement on Form S-8 has previously been filed and is effective. The information contained in the following registration statements filed on Form S-8 by the Registrant is hereby incorporated by reference pursuant to General Instruction E, except in each case with respect to “Item 8. Exhibits” thereof:

1) Registration Statement on Form S-8 (Registration No. 333-197498) filed on July 18, 2014;

2) Registration Statement on Form S-8 (Registration No. 333-204549) filed on May 29, 2015;

3) Registration Statement on Form S-8 (Registration No. 333-209831) filed on February 29, 2016;

4) Registration Statement on Form S-8 (Registration No. 333-216202) filed on February 23, 2017;

5) Registration Statement on Form S-8 (Registration No. 333-223146) filed on February  22, 2018;

6) Registration Statement on Form S-8 (Registration No. 333-229732) filed on February 19, 2019;

7) Registration Statement on Form S-8 (Registration No. 333-236680) filed on February  27, 2020;

8) Registration Statement on Form S-8 (Registration No. 333-253431) filed on February 24, 2021; and

9) Registration Statement on Form S-8 (Registration No. 333-262948) filed on February 24, 2022.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196849) filed on July 8, 2014)

4.2	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36544) filed on July 25, 2014)

4.3	Amended and Restated Bylaws of the Registrant, as amended on August 6, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36544) filed on August 10, 2020)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2014 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196849) filed on July 8, 2014)

99.2	Form of Performance-Based Restricted Stock Unit Award Agreement Under the Sage Therapeutics, Inc. 2014 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36544) filed on August 10, 2020)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 16th day of February, 2023.

SAGE THERAPEUTICS, INC.

By:	/s/ Barry E. Greene
Barry E. Greene
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Sage Therapeutics, Inc., hereby severally constitute and appoint Barry E. Greene and Kimi Iguchi, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Barry E. Greene Barry E. Greene	Chief Executive Officer, President and Director (Principal Executive Officer)	February 16, 2023

/s/ Kimi Iguchi Kimi Iguchi	Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2023

/s/ Michael F. Cola Michael F. Cola	Director	February 16, 2023

/s/ Steven Paul, M.D. Steven Paul, M.D.	Director	February 16, 2023

/s/ Kevin P. Starr Kevin P. Starr	Director	February 16, 2023

/s/ James Frates James Frates	Director	February 16, 2023

/s/ Geno Germano Geno Germano	Director	February 16, 2023

/s/ Jeffrey M. Jonas, M.D. Jeffrey M. Jonas, M.D.	Director	February 16, 2023

/s/ Elizabeth Barrett Elizabeth Barrett	Director	February 16, 2023

/s/ George Golumbeski, Ph.D. George Golumbeski, Ph.D.	Director	February 16, 2023